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                                                                     EXHIBIT 4.2


                             SUBORDINATION AGREEMENT


                  SUBORDINATION AGREEMENT dated as of April 14, 2000 (this "Agreement") by Weatherford International, Inc., a Delaware corporation ("Weatherford"), as the payee of that certain Subordinated Promissory Note of even date herewith in the original principal amount of $100,000,000 (as amended, supplemented or otherwise modified from time to time, the "Junior Note") from Grant Prideco, Inc., a Delaware corporation ("GPI"), to Weatherford (in such capacity as payee, together with its successors and assigns, the "Junior Lender"), in favor of Transamerica Business Credit Corporation, a Delaware corporation ("TBCC"), as agent (the "Agent") for the lenders (the "Lenders") party to the Loan and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Senior Loan Agreement") among each of the subsidiaries of GPI specified in Schedule 1 hereto (the "Borrowers"), the Agent and the Lenders (together with the Lenders' respective successors and assigns, the "Senior Lenders").


                              W I T N E S S E T H :

                  WHEREAS, before the date hereof, GPI was a wholly owned Subsidiary of Weatherford and had intercompany indebtedness to Weatherford, $100,000,000 of which is evidenced by the Junior Note;

                  WHEREAS, Weatherford will distribute all the shares of common stock of GPI to the shareholders of Weatherford in connection with a spinoff (the "Spinoff") to occur substantially simultaneously with the closing of the transactions contemplated by the Senior Loan Agreement;

                  WHEREAS, in connection with the Spinoff, the Senior Lenders have agreed to make loans and other extensions of credit to the Borrowers, and GPI has agreed to guaranty the obligations of the Borrowers to the Agent and the Senior Lenders arising in connection therewith under the Guaranty of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Guaranty") by GPI and certain of its Subsidiaries in favor of the Agent for the benefit of itself and the Senior Lenders;

                  WHEREAS, it is a condition precedent to the effectiveness of the Senior Loan Agreement that the Junior Lender and GPI shall have executed and delivered this Agreement subordinating its rights with respect to the Junior Obligations


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to the rights of the Agent and the Senior Lenders with respect to the Senior
Obligations;

                  NOW, THEREFORE, in consideration of the promises contained herein and to induce the Agent and the Senior Lenders to enter into the Senior Loan Agreement and to make loans and other extensions of credit to the Borrowers thereunder, the Junior Lender agrees as follows:

                  SECTION 1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Senior Loan Agreement, and the rules of usage set forth therein shall apply hereto.

                  SECTION 2. SUBORDINATION.

                           (a) All Junior Obligations (as defined below), and
all rights and remedies of the Junior Lender with respect thereto, are and shall continue to be subject, subordinate and junior in right of payment to the Senior Obligations (as defined below) including, without limitation, all interest on the Senior Obligations at the rate stated in the Senior Loan Agreement from the date of the filing by or against GPI or any Designated Loan Party that has guaranteed (or is otherwise liable for), or whose assets secure in whole or in part, the Senior Obligations (a "Designated Loan Party") of a petition under any bankruptcy, insolvency or similar law to the date of the indefeasible payment in full of the Senior Obligations ("Postpetition Interest"). The term "Junior Obligations," as used in this Agreement, shall mean the principal of and premium, if any, and interest on the Junior Note (including extensions, renewals and refundings thereof) and any guaranty liabilities of any Designated Loan Party in respect thereof together with all fees, costs and expenses relating thereto, now or hereafter existing. The term "Senior Obligations," as used in this Agreement, shall mean the principal amount of and premium, if any, and interest on all Obligations of GPI or any Designated Loan Party to the Agent and the Senior Lenders together with all fees, costs and expenses relating thereto, whether direct or contingent, now or hereafter existing, due or to become due to, or held or to be held by, the Agent and the Senior Lenders, whether created directly or acquired by assignment or otherwise including, without limitation, all indebtedness of GPI under the Guaranty (including extensions, renewals and refundings thereof) and any agreement between or among GPI, any Designated Loan Party, the Agent and the Senior Lenders, provided that, in no event shall the Senior Obligations exceed the sum of (i) US$100,000,000, plus (ii) accrued unpaid interest arising under the Senior Loan Agreement, plus (iii) indemnification obligations, fees and reimbursable expenses due under or in connection with the Senior Loan Agreement.



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                           (b) Except as set forth in Section 2(c), the Junior
Lender shall not receive or accept any payment on the Junior Obligations, whether as principal, premium, interest or otherwise (including by setoff or right of recoupment), unless and until all the Senior Obligations including, without limitation, all Post-petition Interest have been indefeasibly paid in full in cash.

                           (c) The Junior Lender may receive, accept and retain
(i) regularly-scheduled interest payments on account of the Junior Note and (ii) the payment or prepayment of the Junior Obligations from the proceeds of Permitted Refinancing Indebtedness and from Net Cash Proceeds so long as, in each case, immediately prior to and after giving effect to such payment or prepayment, a Default or Event of Default under the Senior Loan Agreement shall not have occurred and be continuing.

                           (d) If the Junior Lender shall receive any payment or
prepayment on the Junior Obligations that it is not entitled to receive under the provisions of the foregoing subsection, the Junior Lender will hold any amount so received in trust for the Agent and the Senior Lenders and shall, as soon as possible, turn over such payment to the Agent in the form received to be applied to the Senior Obligations.

                           (e) The Junior Lender will not commence any action or
proceeding against GPI or any Designated Loan Party to recover all or any part of the Junior Obligations or join with any creditor, unless the Agent or the Senior Lenders shall also have joined, in bringing against GPI or any Designated Loan Party any such proceeding including, without limitation, any proceeding under any bankruptcy, insolvency or similar law or any other proceeding the result of which could give rise to an Insolvency Event until the earlier of (i) the date on which the Commitments have been terminated, the Senior Obligations have been indefeasibly paid in full in cash and all Letters of Credit have been Collateralized or have terminated or expired and (ii) 180 days after the occurrence of an Event of Default under and as defined in the Junior Note.

                           (f) Upon the occurrence of any Insolvency Event of
GPI or any Designated Loan Party or in the event of a sale of all or substantially all of the assets or any other marshaling of the assets and liabilities, or any recapitalization, refinancing or reorganization of GPI or any Designated Loan Party, the Senior Obligations shall first be indefeasibly paid in full in cash before the Junior Lender shall be entitled to receive any money, distributions or other assets in any such proceeding. In any such event, if the Junior Lender has not previously done so, the Agent may (without having any obligation to do so), and is hereby irrevocably authorized and granted an exclusive power (which power is coupled with an interest), but without imposing any obligation upon the Agent, to file any claim, proof of claim or



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other similar instrument necessary to enforce the obligations of GPI or any
Designated Loan Party in respect of the Junior Obligations, provided that the Agent shall not exercise any such right or power unless it has given the Junior Lender at least five Business Days' prior written notice of the Agent's intention to do so. Further, upon the occurrence of any such Insolvency Event or in any other statutory or nonstatutory proceeding, the Junior Lender shall vote the Junior Note in such event or proceeding including, without limitation, in connection with the election of trustees, the acceptance or rejection of plans of reorganization and any other matter upon which the Junior Lender is entitled to vote, in each case in a manner consistent with this Agreement in all respects, and the Agent is hereby authorized to enjoin any attempt to vote the Junior Note in a manner that would violate this subsection.

                           (g) The Agent or the Senior Lenders may, at any time
and from time to time, without the consent of or notice to the Junior Lender, without incurring responsibility to the Junior Lender and without impairing or releasing any right or obligation of the Agent or the Senior Lenders hereunder:

                           (i) Change the manner, place or terms of payment or
                  change or extend the time of payment of or renew or alter the Senior Obligations or amend the Senior Loan Agreement in any manner or enter into or amend in any manner any other agreement relating to the Senior Obligations;

                           (ii) Sell, exchange, release or otherwise deal with
                  any property by whomsoever at any time pledged to secure, or howsoever securing, the Senior Obligations;

                           (iii) Release any Person liable in any manner for the
                  payment or collection of any of the Senior Obligations, including, without limitation, GPI or any Designated Loan Party;

                           (iv) Exercise or refrain from exercising any rights
                  against GPI or any Designated Loan Party or any other Person;
                  or

                           (v) Apply any sums by whomsoever paid or however
                  realized to the Senior Obligations,

provided that the foregoing provisions shall not be deemed to authorize any increase in the amount of the Senior Obligations.

                           (h) The Junior Lender waives notice of acceptance of
this Agreement.



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                           (i) The Junior Lender will cause each note or other
instrument that evidences any Junior Obligations to bear upon its face a statement or legend to the effect that such note or other instrument is subordinated to the Senior Obligations in the manner and to the extent set forth in this Agreement. The Junior Lender shall mark its books to show that the Junior Obligations are so subordinated to the Senior Obligations.

                           (j) Subject to the indefeasible payment in full of
the Senior Obligations in immediately available funds, the Junior Lender shall be subrogated to the Agent's and the Senior Lenders' rights to receive payments or distributions in cash or property applicable to the Senior Obligations, and no payment or distribution made to the Agent or the Senior Lenders by virtue of this Agreement that otherwise would have been made to the Junior Lender shall be deemed to be a payment by GPI or any Designated Loan Party on account of the Junior Obligations, it being understood that the provisions of this Section 2 are intended solely for the purpose of defining the relative rights of the Junior Lender, on the one hand, and the Agent and the Senior Lenders, on the other hand.

                           (k) From time to time at the request of the Agent,
the Junior Lender will permit the Agent to inspect and make extracts from its books and records pertaining to the Junior Obligations and to examine any instrument or instruments or record or records now or hereafter held by the Junior Lender creating or evidencing the Junior Obligations.

                           (l) The Junior Lender will not sell, assign, transfer
or otherwise dispose of all or any part of the Junior Obligations to any Person, other than a Person owned by or under common ownership with the Junior Lender, without such Person's agreement in writing to be bound as the Junior Lender's successor by the terms of this Agreement.

                           (m) The Junior Lender agrees that it will not
exercise any right of setoff it may have on account of the Junior Obligations against any obligation owing by the Junior Lender to any Borrower under any Receivables.

                  SECTION 3. TERMINATION. This Agreement shall terminate and cease to be of further effect upon the termination of the Commitments, the indefeasible payment in full in cash of the Senior Obligations and the termination, Collateralization or expiration of all Letters of Credit, or the payment in full of the Junior Obligations so long as such payment is consistent with Section 7.2(p) of the Senior Loan Agreement and the terms hereof.

                  SECTION 4. BENEFIT OF AGREEMENT. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person including, without limitation, GPI or any



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Designated Loan Party (but excluding the Agent and the Senior Lenders) any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Agent and the Senior Lenders.

                  SECTION 5. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, or by telecopier followed by a hard copy sent by regular mail, if to the Agent, then to Transamerica Business Credit Corporation, 555 Theodore Fremd Avenue, Suite C-301, Rye, New York 10580,
Telecopy: (914) 921-0110, Attn.: Mr. Steven R. Fischer, Executive Vice President, with a copy to Transamerica Business Credit Corporation, 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018, Telecopy: (847) 685-1143,
Attn.: General Counsel, if to any Senior Lender, then to its address specified on Schedule 2 to the Senior Loan Agreement, if to GPI or any Designated Loan Party, then to Grant Prideco, Inc., 1450 Lake Robbins Drive, Suite 600, The Woodlands, Texas 77380, Telecopy: (281) 297-8688, Attn.: Ms. Frances R. Powell and Philip A. Choyce, Esq., with a copy to Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010-3095, Telecopy: (713) 651-5246,
Attn.: Joshua P. Agrons, Esq., and if to Weatherford, then to Weatherford International, Inc., 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027,
Telecopy: (713) 693-4230, Attn.: General Counsel, or, in each case, to such other address as a party may specify to the other parties in the manner required hereunder. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked,
(ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telecopier transmission, when such transmission is confirmed.

                  SECTION 6. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, or consent to any departure by the Junior Lender, GPI or any Designated Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, GPI and the Junior Lender.

                  SECTION 7. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent or any Senior Lender to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent or any Senior Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.



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                  SECTION 8. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement
and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                  SECTION 9. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement constitutes the entire agreement among the parties, supersedes any prior written and verbal agreements among them, and shall bind and benefit the parties (including, without limitation, the Agent and the Senior Lenders) and their respective successors and permitted assigns.

                  SECTION 11. SPECIFIC PERFORMANCE. THE AGENT IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THIS AGREEMENT AT ANY TIME WHEN THE JUNIOR LENDER SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS OF THIS AGREEMENT APPLICABLE TO IT. THE JUNIOR LENDER HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE.

                  SECTION 12. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

                  SECTION 13. SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT OR A SENIOR LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE JUNIOR LENDER, GPI OR ANY DESIGNATED LOAN PARTY TO ENFORCE THE PROVISIONS HEREOF IN ANY OTHER COURTS OF COMPETENT JURISDICTION AND VENUE IN NEW YORK OR TEXAS. EACH OF THE JUNIOR LENDER AND GPI WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF ANY SUCH COURT IN WHICH THE AGENT OR A SENIOR LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.



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                  SECTION 14. JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY
WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO
(I) THIS AGREEMENT OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF THE JUNIOR LENDER, GPI, ANY DESIGNATED LOAN PARTY, THE AGENT OR A SENIOR LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.



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                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.


                                          WEATHERFORD INTERNATIONAL, INC.



                                          By: /s/ CURTIS W. HUFF
                                             -----------------------------------
                                             Name: Curtis W. Huff
                                             Title: Chief Financial Officer,
                                             General Counsel and Secretary




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                                 ACKNOWLEDGEMENT


                  Grant Prideco, Inc. and its undersigned subsidiaries hereby acknowledge the provisions of the foregoing Subordination Agreement and agree to abide by the terms thereof.


                                     GRANT PRIDECO, INC.



                                     By: /s/ PHILIP A. CHOYCE
                                        ----------------------------------------
                                        Name: Philip A. Choyce
                                        Title: Vice President


                                     GRANT PRIDECO, LP

                                     By:  Grant Prideco Holding LLC
                                          its General Partner



                                     By: /s/ PHILIP A. CHOYCE
                                        ----------------------------------------
                                        Name: Philip A. Choyce
                                        Title: Vice President


                                     GRANT PRIDECO TECHNOLOGY, INC.



                                     By: /s/ LINDA S. BUBACE
                                        ----------------------------------------
                                        Name: Linda S. Bubace
                                        Title: Vice President



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